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                                                                     Exhibit (a)


                           EATON VANCE VARIABLE TRUST

                               -------------------

                              DECLARATION OF TRUST

                              Dated August 14, 2000


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                                TABLE OF CONTENTS


ARTICLE I - NAME AND DEFINITIONS...............................................4

         Section 1.1.    Name..................................................4
         Section 1.2.    Definitions...........................................4

ARTICLE II - TRUSTEES..........................................................6

         Section 2.1.    Management of the Trust...............................6
         Section 2.2.    General Powers........................................6
         Section 2.3.    Investments...........................................7
         Section 2.4.    Legal Title...........................................9
         Section 2.5.    By-Laws...............................................9
         Section 2.6.    Distribution and Repurchase of Shares.................9
         Section 2.7.    Delegation............................................9
         Section 2.8.    Collection and Payment...............................10
         Section 2.9.    Expenses.............................................10
         Section 2.10.   Manner of Acting.....................................10
         Section 2.11.   Miscellaneous Powers.................................10
         Section 2.12.   Litigation...........................................11

ARTICLE III - CONTRACTS.......................................................11

         Section 3.1.    Principal Underwriter................................11
         Section 3.2.    Investment Adviser...................................11
         Section 3.3.    Administrator........................................12
         Section 3.4.    Other Service Providers..............................12
         Section 3.5.    Transfer Agents......................................12
         Section 3.6.    Custodian............................................12
         Section 3.7.    Plans of Distribution................................12
         Section 3.8     Affiliations.........................................12

ARTICLE IV - LIMITATIONS OF LIABILITY OF SHAREHOLDERS, TRUSTEES AND OTHERS....13

         Section 4.1.    No Personal Liability of Shareholders,
                         Trustees, Officers and Employees.....................13
         Section 4.2.    Trustee's Good Faith Action; Advice to
                         Others; No Bond or Surety............................13
         Section 4.3.    Indemnification......................................13
         Section 4.4.    No Duty of Investigation.............................14
         Section 4.5.    Reliance on Records and Experts......................14


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ARTICLE V - SHARES OF BENEFICIAL INTEREST.....................................14
         Section 5.1.    Shares of Beneficial Interest........................14
         Section 5.2.    Rights of Shareholders...............................15
         Section 5.3.    Trust Only...........................................15
         Section 5.4.    Issuance of Shares...................................15
         Section 5.5.    Series and Class Designations........................16
         Section 5.6.    Assent to Declaration of Trust and By-Laws...........18

ARTICLE VI - REDEMPTIONS AND REPURCHASES......................................18

         Section 6.1.    Redemption of Shares.................................18
         Section 6.2.    Price................................................19
         Section 6.3.    Payment..............................................19
         Section 6.4.    Effect of Suspension of Determination
                         of Net Asset Value...................................19
         Section 6.5.    Repurchase by Agreement..............................19
         Section 6.6.    Redemption of Shareholder's Interest.................19
         Section 6.7.    Redemption of Shares in Order to Qualify
                         as Regulated Investment Company;
                         Disclosure of Holding................................19

         Section 6.8.    Reduction in Number of Outstanding
                         Shares Pursuant to Net Asset Value Formula...........20
         Section 6.9.    Suspension of Right of Redemption....................20

ARTICLE VII - DETERMINATION OF NET ASSET VALUE,
NET INCOME AND DISTRIBUTIONS..................................................20

         Section 7.1.    Net Asset Value......................................20
         Section 7.2.    Dividends and Distributions..........................21
         Section 7.3.    Constant Net Asset Value; Reduction
                         of Outstanding Shares................................21
         Section 7.4.    Power to Modify Foregoing Procedures.................22

ARTICLE VIII - DURATION; TERMINATION OF TRUST OR A
CLASS OR SERIES; MERGERS; AMENDMENTS..........................................22

         Section 8.1.    Duration.............................................22
         Section 8.2.    Merger or Termination of the Trust
                         or a Series or a Class...............................22
         Section 8.3.    Merger, Consolidation or
                         Sale of Assets of a Series...........................23
         Section 8.4.    Amendments...........................................23

ARTICLE IX - MISCELLANEOUS....................................................23

         Section 9.1.    Use of the Words "Eaton Vance".......................24
         Section 9.2.    Filing of Copies, References,
                         Headings and Counterparts............................25
         Section 9.3.    Applicable Law.......................................25
         Section 9.4.    Provisions in Conflict with Law or Regulations.......25


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
                              DECLARATION OF TRUST

                                       OF

                           EATON VANCE VARIABLE TRUST

                             Dated: August 14, 2000

     DECLARATION OF TRUST, made August 14, 2000 by Jessica M. Bibliowicz, Donald
R. Dwight,  James B. Hawkes,  Samuel L. Hayes,  III,  Norton H. Reamer,  Lynn A.
Stout and Jack L. Treynor, hereinafter referred to collectively as the "Trustees" and individually as a "Trustee", which terms shall include any successor Trustees or Trustee.

     WHEREAS, the Trustees desire to establish a trust for the investment and reinvestment of funds contributed thereto; and

     NOW,   THEREFORE,   the  Trustees  declare  that  all  money  and  property
contributed to the trust established hereunder shall be held and managed under this Declaration of Trust as herein set forth.

                                    ARTICLE I

                              NAME AND DEFINITIONS

     SECTION 1.1. NAME. The name of the trust created hereby is Eaton Vance Variable Trust (the "Trust").

     SECTION 1.2. DEFINITIONS. Wherever they are used herein, the following terms have the following respective meanings:

     (a) "Administrator" means the party, other than the Trust, to a contract described in Section 3.3 hereof.

     (b) "By-Laws" means the By-Laws referred to in Section 2.5 hereof, as from time to time amended.

     (c) "Class" means any division or Class of Shares within a Series or Fund, which Class is or has been established within such Series or Fund in accordance with the provisions of Article V.

     (d) The term "Commission" has the meaning given it in the 1940 Act.

     (e) "Custodian" means any person other than he Trust who has custody of any Trust Property as required by Section 17(f) of the 1940 Act, but does not include a system for the central handling of securities described in said
Section 17(f).


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     (f)  "Declaration"  means this Declaration of Trust as amended from time to time. Reference in this Declaration of Trust to "Declaration," "hereof," "herein," and "hereunder" shall be deemed to refer to this Declaration rather than exclusively to the article or section in which such words appear.

     (g) "Fund" or "Funds," individually or collectively, means the separate Series of Shares of the Trust, together with the assets and liabilities belonging and allocated thereto.

     (h) "His" shall include the feminine and neuter, as well as the masculine, genders.

     (i) The term "Interested Person" has the meaning specified in the 1940 Act subject, however, to such exceptions and exemptions as my be granted by the Commission in any rule, regulation or order.

     (j) "Investment Adviser" means the party, other than the Trust, to an agreement described in Section 3.2 hereof.

     (k) The "1940 Act" means the Investment Company Act of 1940 and the Rules and Regulations thereunder, as amended from time to time.

     (l) "Person" means and includes individuals, corporations, partnerships, trusts, associations, firms joint ventures and other entities, whether or not legal entities, as well as governments instrumentalities, and agencies and political subdivisions thereof, and quasi-governmental agencies and instrumentalities.

     (m) "Principal Underwriter" means the party, other than the Trust, to a contract described in Section 3.1 hereof.

     (n) "Prospectus" means the Prospectus and Statement of Additional Information included in the Registration Statement of the Trust under the Securities Act of 1933 as such Prospectus and Statement of Additional Information may be amended or supplemented and filed with the Commission from time to time.

     (o) "Series" individually or collectively means the separately managed component(s) of Fund(s) of the Trust (or, if the Trust shall have only one such component of Fund then that one) as may be established and designated from time to time by the Trustees pursuant to Section 5.5 hereof.

     (p) "Shareholder" means a record owner of Outstanding Shares. A shareholder of Shares of a Series shall be deemed to own a proportionate undivided beneficial interest in such Series equal to the number of Shares of such Series of which he is the record owner divided by the total number of Outstanding Shares of such Series. A Shareholder of Shares of a Class within a Series shall be deemed to own a proportionate undivided beneficial interest in such Class equal to the number of Shares of such Class of which he is the record owner divided by the total number of Outstanding Shares of such Class. As used herein the term "Shareholder" shall, when applicable to one or more Series of Funds or to one or more Classes thereof, refer to the record owners of Outstanding Shares of such Series, Fund or Funds or of such Class or Classes of shares.


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     (q) "Shares" means the equal proportionate units of interest into which the beneficial interest in the Trust shall be divided from time to time, including the Shares of any and all Series or of any Class within any and all Series of any Class within any Series (as the context may require) which may be established by the Trustees, and includes fractions of Shares as well as whole Shares. "Outstanding Shares" means those Shares shown from time to time on the books of the Trust or its Transfer Agent as then issued and outstanding, but shall not include Shares which have been redeemed or repurchased by the Trust and which are at the time held in the treasury of the Trust.

     (r) "Transfer Agent" means any Person other than the Trust who maintains the Shareholder records of the Trust, such as the list of Shareholders, the number of Shares credited to each account, and the like.

     (s) "Trust" means Eaton Vance Variable Trust. As used herein the term Trust shall, when applicable to one or more Series or Funds, refer to such series or Funds.

     (t) The "Trustees" means the persons who have signed this Declaration, so long as they shall continue in office in accordance with the terms hereof, and all other persons who now serve or may from time to time be duly elected, qualified and serving as Trustees in accordance with the provisions of Article II hereof and the By-Laws of the Trust, and reference herein to a Trustee of the Trustees shall refer to such person or persons in this capacity or their capacities as trustees hereunder.

     (u) "Trust Property" means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust or the Trustees including any and all assets of or allocated to any Series or Class, as the context may require.

     (v) Except as such term may be otherwise defined by the Trustees in connection with any meeting or other action of Shareholders or in conjunction with the establishment of any Series or Class of Shares, the term "vote" when used in connection with an action of Shareholders shall include a vote taken at a meeting of Shareholders or the consent or consents of Shareholders taken without such a meeting. Except as such term may be otherwise defined by the Trustees in connection with any meeting or other action of Shareholders or in conjunction with the establishment of any Series or Class of Shares, the term "vote of a majority of the outstanding voting securities" as used is Sections
8.2 and 8.4 shall have he same meaning as is assigned to that term in the 1940 Act.

                                   ARTICLE II

                                    TRUSTEES

     SECTION 2.1. MANAGEMENT OF THE TRUST. The business and affairs of the Trust shall be managed by the Trustees and they shall have all powers and authority necessary, appropriate or desirable to perform that function. The number, term of office, manner of election, resignation, filling of vacancies and procedures with respect to meetings and actions of the Trustees shall be as prescribed in the By-Laws of the Trust.

     SECTION 2.2. GENERAL POWERS. The Trustees in all instances shall act as principals for and on behalf of the Trust and the applicable Series thereof, and their acts shall bind the Trust and the applicable Series. The business and


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affairs of the Trust shall be managed by the  Trustees  and they shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary, appropriate or desirable in connection with the management of the Trust. The Trustees shall not be bound or limited in any way by present or future laws, practices or customs in regard to trust investments or to other investments which may be made by fiduciaries, but shall have full authority and power to make any and all investments which they, in their uncontrolled discretion, shall deem proper to promote, implement or accomplish the various objectives and interests of the Trust and of its Series of Shares. The Trustees shall have full power and authority to adopt such accounting and tax accounting practices as they consider appropriate for the Trust and for any Series or Class of Shares. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, and with such full powers of delegation as the Trustees may exercise from time to time. The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the Commonwealth of Massachusetts, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies of instrumentalities of the United States of America and of foreign governments, and to do all such other things as they deem necessary, appropriate or desirable in order to promote or implement the interests of the Trust or of any Series or Class of
Shares  although  such  things  are  not  herein  specifically  mentioned.   Any
determinations to what is in the interests of the Trust or of any Series or Class of Shares made by the Trustees in good fait shall be conclusive and binding upon all Shareholders. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of plenary power and authority to the Trustees.

     The enumeration of any specific power in this Declaration shall not be construed as limiting the aforesaid general and plenary powers.

     SECTION 2.3. INVESTMENTS. The Trustees shall have full power and authority:

     (a) To operate as and carry on the business of an investment company, and exercise all the powers necessary and appropriate to the conduct of such operations.

     (b) To acquire or buy, and invest Trust Property in, own, hold for investment or otherwise, and to sell or otherwise dispose of, all types and kinds of securities and investments of any kind including, but not limited to, stocks, profit-sharing interests or participations and all other contracts for or evidences of equity interests, bonds, debentures, warrants and rights to purchase securities, and interest in loans, certificates of beneficial interest, bills, notes and all other contracts for or evidences of indebtedness, money market instruments including bank certificates of deposit, finance paper, commercial paper, bankers' acceptances and other obligations, and all other negotiable and non-negotiable securities and instruments, however named or described, issued by corporations, trusts, associations or any other Persons, domestic or foreign, or issued or guaranteed by the United States of America or any agency or instrumentality thereof, by the government of any foreign country, by any State, territory or possession of the United States, by any political subdivision or agency or instrumentality of any State or foreign country, or by any other government or other governmental or quasi-governmental agency or instrumentality, domestic or foreign; to acquire and dispose of interests in domestic or foreign loans made by banks and other financial institutions; to deposit any assets of the Trust in any bank, trust company or banking institution or retain any such assets in domestic or foreign cash or currency; to purchase and sell gold and silver bullion, precious or strategic metals, coins and currency of all countries; to engage in "when issued" and delayed


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delivery transactions;  to enter into repurchase agreements,  reverse repurchase agreements and firm commitment agreements; to employ all types and kinds of hedging techniques and investment management strategies; and to change the investments of the Trust and of each Series.

     (c) To acquire (by purchase, subscription or otherwise), to hold, to trade in and deal in, to acquire any rights or options to purchase or sell, to sell or otherwise dispose of, to lend and to pledge any Trust Property or any of the foregoing securities, instruments or investments; to purchase and sell (or write) options on securities, currency, precious metals and other commodities, indices, futures contracts and other financial instruments and assets and inter into closing and other transactions in connection therewith; to enter into all types of commodities contracts, including without limitation the purchase and sale of futures contracts on securities, currency, precious metals and other commodities, indices and other financial instruments and assets; to enter into forward foreign currency exchange contracts and other foreign exchange and currency transactions of all types and kinds; to enter into interest rate, currency and other swap transactions; and to engage in all types and kinds of hedging and risk management transactions.

     (d) To exercise all rights, powers and privileges of ownership or interest in all securities and other assets included in the Trust Property, including without limitation the right to vote thereon and otherwise act with respect thereto; and to do all acts and things for the preservation, protection, improvement and enhancement in value of all such securities and assets, and to issue general unsecured or other obligations of the Trust, and enter into indenture agreements relating thereto.

     (e) To acquire (by purchase, lease or otherwise) and to hold, use, maintain, lease, develop and dispose of (by sale or otherwise) any type or kind of property, real or personal, including domestic or foreign currency, and any right or interest therein.

     (f) To borrow money and in this connection issue notes, commercial paper or other evidence of indebtedness; to secure borrowings by mortgaging, pledging or otherwise subjecting as security all or any part of the Trust Property; to endorse, guarantee, or undertake the performance of any obligation or engagement of any other Person; and to lend all or any part of the Trust Property to other Persons.

     (g) To aid, support or assist by further investment or other action any Person, any obligation of or interest in which is included in the Trust Property or in the affairs of which the Trust or any Series has any direct or indirect interest; to do all acts and things designed to protect, preserve, improve or enhance the value of such obligation or interest; and to guarantee or become surety on any or all of the contracts, securities and other obligations of any such Person.

     (h) To carry on any other business in connection with or incidental to any of the foregoing powers referred to in this Declaration, to do everything necessary, appropriate or desirable for the accomplishment of any purpose or the attainment of any object or the furtherance of any power referred to in this Declaration, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or arising out of or connected with such business or purposes, objects or powers.


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     (i)  To  the  extent  necessary  or  appropriate  to  give  effect  to  the preferences, special or relative rights and privileges of any Series or Class, to allocate assets, liabilities, income and expenses of the Trust to particular Series or Classes or to apportion the same among two or more Series or Classes.

     The foregoing clauses shall be construed both as objects and powers, and shall not be held to limit or restrict in any manner the general and plenary powers of the Trustees.

     Notwithstanding any other provision herein, the Trustees shall have full power in their discretion, without any requirement of approval by Shareholders, to invest part or all of the Trust Property (or part or all of the assets of any Fund), or to dispose of part or all of the Trust Property (or part or all of the assets of any Fund) and invest the proceeds of such disposition, in securities issued by one or more other investment companies registered under the 1940 Act. Any such other investment company may (but need not) be a trust (formed under the laws of the State of New York or of any other state) which is classified as a partnership for federal income tax purposes.

     SECTION 2.4. LEGAL TITLE. Legal title to all the Trust Property shall be vested in the Trustees who from time to time shall be in office. The Trustees may hold any security or other Trust Property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, and may cause legal title to any security or other Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust or any Series, or in the name of a custodian, subcustodian, agent, securities depository, clearing agency, system for the central handling of securities or other book-entry system, or in the name of a nominee or nominees of the Trust of a Series, or in the name of a nominee or nominees of a custodian, subcustodian, agent, securities depository, clearing agent, system for the central handling of securities or other book-entry system, or in the name of any other Person as nominee. The right, title and interest of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the termination of the term of office, resignation, removal or death of a Trustee he shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees.

     SECTION 2.5. BY-LAWS. The Trustees shall have full power and authority to adopt By-Laws providing for the conduct of the business of the Trust and containing such other provisions as they deem necessary, appropriate or desirable, and to amend and repeal such By-Laws. Unless the By-Laws specifically require that Shareholders authorize or approve the amendment or repeal of a particular provision of the By-Laws, any provision of the By-Laws may be amended or repealed by the Trustees without Shareholder authorization or approval.

     SECTION 2.6. DISTRIBUTION AND REPURCHASE OF SHARES. The Trustees shall have full power and authority to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in Shares. Shares may be sold for cash or property or other consideration whenever and in such amounts and manner as the Trustees deem desirable. The Trustees shall have full power to provide for the distribution of Shares either through one or more principal underwriters or by the Trust itself, or both. The Trustees shall have full power and authority to cause the Trust and any Series and Class or Shares to finance distribution activities in the manner described in Section 3.7, and to authorize the Trust, on behalf of one or more Series or Classes of Shares, to adopt or enter into one or more plans or arrangements whereby multiple Series and Classes of Shares may be issued and sold to various types of investors.


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
     SECTION 2.7. DELEGATION. The Trustees shall have full power and authority to delegate from time to time to such of their number or to officers, employees or agents of the Trust or to other Persons the doing of such things and the execution of such agreements or other instruments either in the name of the Trust or any Series of the Trust of the names of the Trustees or otherwise as the Trustees may deem desirable or expedient.

     SECTION 2.8. COLLECTION AND PAYMENT. The Trustees shall have full power and authority to collect all property due to the Trust; to pay all claims, including taxes, against the Trust or Trust Property; to prosecute, defend, compromise, settle or abandon any claims relating to the Trust or Trust Property; to foreclose any security interest securing any obligations, by virtue of which any property is owed to the Trust; and to enter into releases, agreements and other instruments.

     SECTION 2.9. EXPENSES. The Trustees shall have full power and authority to incur on behalf of the Trust or any Series or Class and pay any costs or expenses which the Trustees deem necessary, appropriate, desirable or incidental to carry out, implement or enhance the business or operations of the Trust or any Series or Class thereof, and to pay compensation from the funds of the Trust to themselves as Trustees. The Trustees shall determine the compensation of all officers, employees and Trustees of the Trust. The Trustees shall have full power and authority to cause the Trust to charge all or any part of any cost, expense or expenditure (including without limitation any expense of selling or distributing Shares) or tax against the principal or capital of the Trust or any Series or Class, and to credit all or any part of the profit, income or receipt (including without limitation any deferred sales charge or fee, whether contingent or otherwise, paid or payable to the Trust or any Series or Class on any redemption or repurchase of Shares) to the principal or capital of the Trust or any Series or Class.

     SECTION 2.10. MANNER OF ACTING. Except as otherwise provided herein or in the By-Laws, the Trustees and committees of the Trustees shall have full power and authority to act in any manner which they deem necessary, appropriate or desirable to carry out, implement or enhance the business or operations of the Trust or any Series thereof.

     SECTION 2.11. MISCELLANEOUS POWERS. The Trustees shall have full power and authority to: (a) distribute to Shareholders all or any part of the earnings or profits, surplus (including paid-in surplus), capital (including paid-in capital) or assets of the Trust or of any Series or Class of Shares, the amount of such distributions and the manner of payment thereof to be solely at the discretion of the Trustees; (b) employ, engage or contract with such Persons as the Trustees may deem desirable for the transaction of the business or operations of the Trust or any Series or Class thereof; (c) enter into or cause the Trust or any Series thereof to enter into joint ventures, partnerships (whether as general partner, limited partner or otherwise) and any other combinations or associations; (d) remove Trustees or fill vacancies in or add to their number, elect and remove such officers and appoint and terminate such agents or employees or other Persons as the consider appropriate, and appoint from their own number, and terminate, any one or more committees which may exercise some or all of the power and authority of the Trustees as the Trustees may determine; (e) purchase, and pay for out of Trust Property, insurance policies which may insure such of the Shareholders, Trustees, officers,


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
employees, agents, investment advisers, administrators, principal underwriters, distributors or independent contractors of the Trust as the Trustees deem appropriate against loss or liability arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not constituting negligence, or whether or not the Trust would have the power to indemnify such Person against such loss or liability;
(f) establish pension, profit-sharing, share purchase, and other retirement, incentive and benefit plans for any Trustees, officers, employees and agents of the Trust; (g) indemnify or reimburse any Person with whom the Trust or any
Series or Class thereof has dealings, including without limitation the Investment Adviser, Administrator, Principal Underwriter, Transfer Agent, financial service firms and other agents, to such extent as the Trustees shall determine; (h) guarantee the indebtedness or contractual obligations of other Persons; (i) determine and change the fiscal year of the Trust or any Series thereof and the methods by which its and their books, accounts and records shall be kept; and (j) adopt a seal for the Trust, but the absence of such seal shall no impair the validity of any instrument executed on behalf of the Trust or any Series thereof.

     SECTION 2.12. LITIGATION. The Trustees shall have full power and authority, in the name and on behalf of the Trust, to engage in and to prosecute, defend, compromise, settle, abandon, or adjust by arbitration or otherwise, any actions, suits proceedings, disputes, claims and demands relating to the Trust, and out of the assets of the Trust or any Series or Class thereof to pay or to satisfy any liabilities, losses, debts, claims or expenses (including without limitation attorneys' fees) incurred in connection therewith, including those of litigation, and such power shall include without limitation the power of the Trustees or any committee thereof, in the exercise of their or its good faith business judgment, to dismiss or terminate any action, suit, proceeding, dispute, claim or demand, derivative or otherwise, brought by any Person, including a Shareholder in his own name or in the name of the Trust or any Series or Class thereof, whether or not the Trust or any Series or Class thereof or any of the Trustees may be named individually therein or the subject matter arises by reason of business for or on behalf of the Trust or any Series or Class thereof.

                                   ARTICLE III

                                    CONTRACTS

     SECTION 3.1. PRINCIPAL UNDERWRITER. The Trustees may in their discretion from time to time authorize the Trust to enter into one or more contracts providing for the sale of the Shares. Pursuant to any such contract the Trust may either agree to sell the Shares to the other party to the contractor appoint such other party its sales agent for such Shares. In either case, any such contract shall be on such terms and conditions as the Trustees may in their discretion determine; and any such contract may also provide for the repurchase or sale of Shares by such other party as principal or as agent of the Trust.

     SECTION 3.2. INVESTMENT ADVISER. The Trustees may, subject to any approvals by shareholders required by applicable law, in their discretion from time to time authorize the Trust to enter into one or more investment advisory agreements, or, if the Trustees establish multiple Series, separate investment advisory agreements, with respect to one or more Series whereby the other party or parties to any such agreements shall undertake to furnish the Trust or such Series investment advisory and research facilities and services and such other facilities and services, if any, as the Trustees shall consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine. Notwithstanding any provisions of this Declaration, the Trustees may authorize the Investment Adviser, in its discretion and without any prior consultation with the Trust, to buy, sell, lend and otherwise trade and deal in any and all securities, commodity contracts and other investments and assets of the Trust and of each Series and to engage in and employ all types of transactions and strategies in connection therewith. Any such action take pursuant to such agreement shall be deemed to have been authorized by all of the Trustees.

     The Trustees may also authorize the Trust to employ, or authorize the Investment Adviser to employ, one or more sub-investment advisers from time to time to perform such of the acts and services of the Investment Adviser and upon such terms and conditions as ma be agreed upon between the Investment Adviser and such sub-investment adviser and approved by the Trustees.

     SECTION 3.3. ADMINISTRATOR. The Trustees may in their discretion from time to time authorize the Trust to enter into an administration agreement or, if the Trustees establish multiple Series or Classes, separate administration agreements with respect to one or more Series or Classes, whereby the other party to such agreement shall undertake to furnish to the Trust or a Series or a Class thereof with such administrative facilities and services and such other facilities and services, if any, as the Trustees consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine.

     The Trustees may also authorize the Trust to employ or authorize the Administrator to employ one or more sub-administrators from time to time to perform such of the acts and services of the Administrator and upon such terms and conditions as may be agreed upon between the Administrator and such sub-administrator and approved by the Trustees.

     SECTION 3.4. OTHER SERVICE PROVIDERS. The Trustees may in their discretion from time to time authorize the Trust to enter into one or more agreements with respect to one or more Series or Classes of Shares whereby the other party or parties to any such agreements will undertake to provide to the Trust or Series or Class or Shareholders or beneficial owners of Shares such services as the Trustees consider desirable and all upon such terms and conditions as the Trustees in their discretion may determine.

     SECTION 3.5. TRANSFER AGENTS. The Trustees may in their discretion from time to time appoint one or more transfer agents for the Trust or any Series thereof. Any contract with a transfer agent shall be on such terms and conditions as the Trustees may in their discretion determine.

     SECTION 3.6. CUSTODIAN. The Trustees may appoint a bank or trust company having an aggregate capital, surplus and undivided profits (as shown in its last published report) of at least $2,000,000 as the principal custodian of the Trust (the "Custodian") with authority as its agent to hold cash and securities owned by the Trust and to release and deliver the same and otherwise to perform such duties as the Treasurer may specify, and upon such terms and conditions as may be agreed upon between the Trust and Custodian.

     SECTION 3.7. PLANS OF DISTRIBUTION. The Trustees may in their discretion authorize the Trust, on behalf of one or more Series or Classes of Shares, to adopt or enter into a plan or plans of distribution and any related agreements whereby the Trust or Series or Class may finance directly or indirectly any activity which is primarily intended to result in sales of Shares or any distribution activity within the meaning of Rule 12b-1 (or successor rule) under the 1940 Act. Such plan or plans of distribution and any related agreements may contain such terms and conditions as the Trustees may in their discretion determine, subject to the requirements of the 1940 Act and any other applicable rules and regulations.

     SECTION 3.8. AFFILIATIONS. The fact that:

     (i) any of the Shareholders, Trustees or officers of the Trust is a shareholder, creditor, director, officer, partner, trustee or employee of or has any interest in any Person or any parent or affiliate of any such Person, with which a contract or agreement of the character described in this Article III has been or will be made or to which payments have been or will be made or that any such Person, or any parent or affiliate thereof, is a Shareholder of or has an interest in the Trust, or that

     (ii) any such Person also has similar contracts, agreements or plans with other investment companies (including, without limitation, the investment companies referred to in the last paragraph of Section 2.3) or Persons, or has other business activities or interests, shall not affect in any way the validity of any such contract, agreement or plan or disqualify any Shareholder, Trustee or officer of the Trust from authorizing, voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders.

                                   ARTICLE IV

          LIMITATIONS OF LIABILITY OF SHAREHOLDERS, TRUSTEES AND OTHERS

     SECTION 4.1. NO PERSONAL LIABILITY OF SHAREHOLDERS, TRUSTEES, OFFICERS AND EMPLOYEES. No Shareholder shall be subject to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust or any Series thereof. All Persons dealing or contracting with the Trustees as such or with the Trust or any Series thereof shall have recourse only to the Trust or such Series for the payment of their claims or for the payment or satisfaction of claims, obligations or liabilities arising out of such dealings or contracts. No Trustee, officer or employee of the Trust, whether past, present or future, shall be subject to any personal liability whatsoever to any such Person, and all such Persons shall look solely to the Trust Property, or the assets of one or more specific Series of the Trust if the claim arises from the act, omission or other conduct of such Trustee, officer or employee with respect to only such Series, for satisfaction of claims of any nature arising in connection with the affairs of the Trust or such Series. If any Shareholder, Trustee, officer or employee, as such, of the Trust or any Series thereof, is made a party to any suit or proceeding to enforce any such liability of the Trust or any Series, he shall not, on account thereof, be held to any personal liability.

     SECTION 4.2. TRUSTEE'S GOOD FAITH ACTION; ADVICE OF OTHERS; NO BOND OR SURETY. The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. A Trustee shall not be liable for errors of judgment or mistakes of fact or law. The Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of them or any officer, agent, employee, consultant, investment adviser or other adviser, administrator, distributor or principal underwriter, custodian or transfer, dividend disbursing, shareholder servicing or accounting agent of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration and their duties as Trustees, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. In discharging their duties, the Trustees, when acting in good faith, shall be entitled to rely upon the records, books and accounts of the Trust and upon reports made to the Trustees by any officer, employee, agent, consultant, accountant, attorney, investment adviser or other adviser, principal underwriter, expert, professional firm or independent contractor. The Trustees as such shall not be required to give any bond or surety or any other security for the performance of their duties. No provision of this Declaration shall protect any Trustee or officer of the Trust against any liability to the Trust of its Shareholders to which he would otherwise be subject by reason of his own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

     SECTION 4.3. INDEMNIFICATION. The Trustees may provide, whether in the By-Laws or by contract, vote or other action, for the indemnification by the Trust or by any Series or Class thereof of the Shareholders, Trustees, officers and employees of the Trust and of such other Persons as the Trustees in the exercise of their discretion my deem appropriate or desirable. Any such indemnification may be mandatory of permissive, and may be insured against by policies maintained by the Trust.

     SECTION 4.4. NO DUTY OF INVESTIGATION. No purchaser, lender or other Person dealing with the Trustees or any officer, employee or agent of the Trust or a Series thereof shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, instrument, certificate, Share, other security or undertaking of the Trust or a Series thereof, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively presumed to have been executed or done by the executors thereof only in their capacity as Trustees under this Declaration or in their capacity as officers, employees or agents of the Trust or Series thereof. Every written obligation, contract, instrument, certificate, Share, other security or undertaking of the Trust or a Series thereof made or issued by the Trustees may recite that the same is executed or made by them not individually, but as Trustees under the Declaration, and that the obligations of the Trust or a Series thereof under any such instrument are not binding upon any of the Trustees or Shareholders individually, but bind only the Trust Property or the Trust Property of the applicable Series, and may contain any further recital which they may deem appropriate, but the omission of any such recital shall not operate to bind the Trustees or Shareholders individually.

     SECTION 4.5. RELIANCE ON RECORDS AND EXPERTS. Each Trustee, officer or employee of the Trust or a Series thereof shall, in the performance of his duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the records, books and accounts of the Trust or a Series thereof, upon an opinion or other advice of legal counsel, or upon reports made or advice given to the Trust or a Series thereof by any Trustee or any of its officers employees or by the Investment Adviser, the Administrator, The Custodian, The Principal Underwriter, Transfer Agent, accountants, appraisers or other experts, advisers, consultants or professionals selected with reasonable care by the Trustees or officers of the Trust, regardless of whether the person rendering such report or advice may also be a Trustee, officer or employee of the Trust.

                                    ARTICLE V

                          SHARES OF BENEFICIAL INTEREST

     SECTION 5.1. BENEFICIAL INTEREST. The interest of the beneficiaries of the Trust initially shall be divided into transferable Shares of beneficial interest without par value. The number of such Shares of beneficial interest authorized hereunder is unlimited, and the number of Shares of each Series or Class thereof that may be issued hereunder is unlimited. The Trustees shall have the exclusive authority without the requirement of Shareholder authorization or approval to establish and designate one or more Series of Shares and one or more Classes thereof as the Trustees deem necessary, appropriate or desirable. Each Share of any series shall represent a beneficial interest only in the assets of that Series. Subject to the provisions of Section 5.5 hereof, the Trustees may also authorize the creation of additional Series of Shares (the proceeds of which may be invested in separate and independent investment portfolios) and additional Classes of Shares within any Series. All Series issued hereunder including, without limitation, Shares issued in connection with a dividend or distribution in Shares or a split in Shares, shall be fully paid and nonassessable.

     The ownership of Shares shall be recorded on the books of the Trust or a transfer or similar agent. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the transfer of Shares and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders of each Class or Series and as to the number of Shares of each Class or Series held from time to time by each Shareholder. The Trustees may at any time discontinue the issuance of Share certificates and may, by written notice to each Shareholder, require the surrender of Share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of Shares in the Trust.

     SECTION 5.2. RIGHTS OF SHAREHOLDERS. The ownership of the Trust property of every description and the right to conduct any business of the Trust are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust or on any Fund nor can they be called upon to share or assume any losses of the Trust or of any Fund or suffer an assessment of any kind by virtue of their ownership of Shares. The Shares shall be personal property giving only the rights specifically set forth in this Declaration. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights, except as the Trustees may specifically determine with respect to any Series of Class of Shares.

     Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms of this Declaration and the Bylaws and to have become a party hereto and thereto. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the same nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to the rights of said decedent under this Trust.

     SECTION 5.3. TRUST ONLY. It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a Massachusetts business trust. Nothing in this Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

     SECTION 5.4. ISSUANCE OF SHARES. The Trustees in their discretion may, from time to time and without any authorization or vote of the Shareholders, issue Shares of any Class or Series, in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, including cash or property, a such time or times and on such terms as the Trustees may deem appropriate or desirable, except that only shares previously contracted to be sold may be issued during any period when the right of redemption is suspended pursuant to Section 6.9 hereof, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses. In connection with any issuance of Shares, the Trustees may issue fractional Shares and reissue and resell full and fractional Shares held in the treasury. The Trustees may from time to time divide or combine the Shares of the Trust or, if the Shares be divided into Series or Classes, of any Series or any Class thereof of the Trust, into a greater or lesser number without thereby changing the proportionate beneficial interests in the Trust or in the Trust Property allocated or belonging to such Series or Class. Contributions to the Trust or Series thereof may be accepted for, and Shares shall be redeemed as, whole Shares and/or fractional Shares as the Trustees may in their discretion determine. The Trustees may authorize the issuance of certificates of beneficial interest to evidence the ownership of Shares. Shares held in the treasury shall not be voted nor shall such shares be entitled to any dividends or other distributions declared with respect thereto.

     SECTION 5.5. SERIES AND CLASS DESIGNATIONS. Without limiting the exclusive authority of the Trustees set forth in Section 5.1 to establish and designate any further Series, the following Series are hereby established and designated:
Eaton Vance VT Worldwide Health Sciences Fund, Eaton Vance VT Information Age Fund, and Eaton Vance VT Income Fund of Boston (the "Existing Series"). Without limiting the exclusive authority of the Trustees set forth in Section 5.1 to establish and designate any further Classes, there are hereby established and designated distinct Classes of Shares of the Existing Series: (none as of the date of this Declaration). The Shares of the Existing Series and such Classes thereof herein established and designated and any Shares of any further Series and Classes thereof that may from time to time be established and designated by the Trustees shall be established and designated, and the variations in the relative rights and preferences as between the different Series and Classes shall be fixed and determined, by the Trustees (unless the Trustees otherwise determine with respect to further Series or Classes at the time of establishing and designating the same); provided, that all Shares shall be identical except that there may be variations so fixed and determined between different Series or Classes thereof as to investment objective, policies and restrictions, sales charges, purchase prices, determination of net asset value, assets, liabilities, expenses, costs, charges and reserves belonging or allocated thereto, the price, terms and manner of redemption or repurchase, special and relative rights as to dividends and distributions and on liquidation, conversion rights, exchange rights, and voting rights. All references to Shares in this Declaration shall be deemed to be Shares of any or all Series or Classes as the context may require. As to any Existing Series and Classes, both heretofore and herein established and designated, and any further division of the Trust into additional Series or Classes, the following provisions shall be applicable:

     (i) The number of authorized Shares and the number of Shares of each Series or Class thereof that may be issued shall be unlimited. The Trustees may classify or reclassify any unissued Shares or any Shares previously issued and reacquired of any Series or Class into one or more other Series or one or more other classes that may be established and designated from time to time. The Trustees may hold as treasury shares (of the same or some other Series or Class), reissue for such consideration and on such terms as they may determine, or cancel any Shares of any Series or Class reacquired by the Trust at their discretion from time to time.

     (ii) All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived form any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors of such Series and except as may otherwise be required by applicable tax laws, and shall be so recorded upon the books of account of the Trust. In the event that there are any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series, the Trustees or their delegate shall allocate them among any one or more of the Series established and designated form time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. Each such allocation by the Trustees or their delegate shall be conclusive and binding upon the Shareholders of all Series for all purposes. No holder of Shares of any Series shall have any claim on or right to any assets allocated or belonging to any other Series.

     (iii) Any general liabilities, expenses, costs, charges or reserves of the Trust which are no readily identifiable as belonging to any particular Series shall be allocated and charged by the Trustees or their delegate to and among any one or more of the Series established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. The assets belonging to each particular Series shall be charged with the liabilities, expenses, costs, charges and reserves of the Trust so allocated to that Series and all liabilities, expenses, costs, charges and reserves attributable to that Series which are not readily identifiable as belonging to any particular Class thereof. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees or their delegate shall be conclusive and binding upon the Shareholders of all Series and Classes for all purposes. The Trustees shall have full discretion to determine which items are capital; and each such determination shall be conclusive and binding upon the Shareholders. The assets of a particular Series of the Trust shall, under no circumstances, be charged with liabilities, expenses, costs, charges and reserves attributable to any other Series or Class thereof of the Trust. All Persons extending credit to, or contracting with or having any claim against a particular Series of the Trust shall look only to the assets of that particular series for payment of such credit, contract or claim.

     (iv) Dividends and distributions on Shares of a particular Series or Class may be paid or credited in such manner and with such frequency as the Trustees may determine, to the holders of Shares of that Series or Class, from such of the earnings or profits, surplus (including paid-in surplus), capital (including paid-in capital) or assets belonging to that Series, as the Trustees may deem appropriate or desirable, after providing for actual and accrued liabilities, expenses, costs, charges and reserves belonging and allocated to that Series or Class. Such dividends and distributions may be paid daily or otherwise pursuant to the offering prospectus relating to the Shares or pursuant to a standing vote or votes of the Trustees adopted only once or from time to time or pursuant to other authorization or instruction of the Trustees. All dividends and distributions on Shares of a particular Series or Class shall be distributed pro rata to the Shareholders of that Series or class in proportion to the number of Shares of that Series or Class held by such Shareholders at the time of record established for the payment or crediting of such dividends or distributions.

     (v) Each Share of a Series of the Trust shall represent a beneficial interest in the net assets of such Series. Each holder of Shares of a Series or Class thereof shall be entitled to receive his pro rata share of distributions of income and capital gains made with respect to such Series or Class net of liabilities, expenses, costs, charges and reserves belonging and allocated to such Series or Class. Upon redemption of his Shares of indemnification for liabilities incurred by reason of his being or having been a Shareholder of a Series or Class, such Shareholder shall be paid solely out of the funds and property of such Series of the Trust. Upon liquidation or termination of a Series or Class thereof of the Trust, a Shareholder of such Series or Class thereof shall be entitled to receive a pro rata share of the net assets of such Series based on the net asset value of his Shares. A Share holder of a particular Series of the Trust shall not be entitled to commence or participate in a derivative or class action on behalf of any other Series or the Shareholders of any other Series of the Trust.

     (vi) On any matter submitted to a vote of Shareholder, the Shares entitled to vote thereon and the manner in which such Shares shall be voted shall be as set forth in the By-Laws or proxy materials for the meeting or other solicitation materials or as otherwise determined by the Trustees, subject to any applicable requirements of the 1940 Act. The Trustees shall have full power and authority to call meetings of the Shareholder of a particular Class of Classes of Shares or of one or more particular Series of Shares, or otherwise call for the action of such Shareholders on any particular matter.

     (vii) Except as otherwise provided in this Article V, the Trustees shall have full power and authority to determine the designations, preferences, privileges, sales charges, purchase prices, assets, liabilities, expenses, costs, charges and reserves belonging or allocated thereto, limitations and rights, including without limitation voting, dividend, distribution and liquidation rights, of each Class and Series of Shares. Subject to any applicable requirements of the 1940 Act, the Trustees shall have the authority to provide that Shares of one Class shall be automatically converted into Shares of another Class of the same Series or that the holders of Shares of any Series or Class shall have the right to convert or exchange such Shares into shares of one or more other Series or Classes of Shares, all in accordance with such requirements, conditions and procedures as may be established by the Trustees.

     (viii) The establishment and designation of any Series or Class of Shares shall be effective upon the execution by a majority of the then Trustees of an instrument setting forth such establishment and designation and the relative rights and preferences of such Series or Class, or as otherwise provided in such instrument. The Trustees may by an instrument subsequently executed by a majority of their number amend, restate or rescind any prior instrument relating to the establishment and designation of any such Series or Class. Each instrument referred to in this paragraph shall have the status of an amendment to this Declaration in accordance with Section 8.4 hereof, and a copy of each such instrument shall be filed in accordance with Section 10.2 hereof.

     SECTION 5.6. ASSENT TO DECLARATION OF TRUST AND BY-LAWS. Every Shareholder, by virtue of having become a Shareholder, shall be held to have expressly assented and agreed to all the terms and provisions of this Declaration and of the By-Laws of the Trust.

                                   ARTICLE VI

                       REDEMPTION AND REPURCHASE OF SHARES

     SECTION 6.1. REDEMPTION OF SHARES. (a) Shares of the Trust shall be redeemable, at such times and in such manner as may be permitted by the Trustees from time to time. The Trustees shall have full power and authority to vary and change the right of redemption applicable to the various Series and Classes of Shares established by the Trustees. Redeemed or repurchased shares may be resold by the Trust. The Trust may require any shareholder to pay a sales charge to the Trust, the Principal Underwriter or any other Person designated by the Trustees upon redemption or repurchase of Shares in such amount and upon such conditions as shall be determined from time to time by the Trustees.

     (b) The Trust shall redeem the Shares of the Trust or any Series or Class thereof at the price determined as hereinafter set forth, upon the appropriately verified written application of the record holder thereof (or upon such other form of request as the Trust may use for the purpose) deposited at such office or agency as may be designated from time to time for that purpose by the Trustees. The Trust may from time to time establish additional requirements, terms, conditions and procedures, not inconsistent with the 1940 Act, relating to the redemption of Shares.

     SECTION 6.2. PRICE. Shares shall be redeemed at a price based on their net asset value determined as set forth in Section 7.1 hereof as of such time as the Trustees shall prescribe. The amount of any sales charge or redemption fee payable upon redemption of shares may be deducted from the proceeds of such redemption.

     SECTION 6.3. PAYMENT. Payment of the redemption price of Shares thereof shall be made in cash or in property to the Shareholder at such time and in the manner, not inconsistent with the 1940 Act, as may be specified from time to time in the then effective Prospectus relating to such shares, subject to the provisions of Sections 6.4 and 6.9 hereof. Notwithstanding the foregoing, the Trust of its agent may withhold from such redemption proceeds any amount arising
(i) from a liability of the redeeming Shareholder to the Trust or (ii) in connection with any federal or state tax withholding requirements.

     SECTION 6.4. EFFECT OF SUSPENSION OF DETERMINATION OF NET ASSET VALUE. If, pursuant to Section 7.1 hereof, the Trust shall declare a suspension of the determination of net asset value with respect to Shares of the Trust or of any Series or class thereof, the rights of Shareholders (including those who shall have applied for redemption pursuant to Section 6.1 hereof but who shall not yet received payment) to have Shares redeemed and paid for by the Trust or a Series shall be suspended until the termination of such suspension is declared. Any record holder who shall have his redemption right so suspended may, during the period of such suspension, by appropriate written notice at the office or agency where his application or request for redemption was made, withdraw his application or request and withdraw any Share certificates on deposit.

     SECTION 6.5. REPURCHASE BY AGREEMENT. The Trust may repurchase Shares directly, or through the Principal Underwriter or another agent designated for the purpose, by agreement with the owner thereof at a price not exceeding the net asset value per share determined as of such time as the Trustees shall prescribe. The Trust may from time to time establish the requirements, terms, conditions and procedures relating to such repurchases, and the amount of any sales charge or repurchase fee payable on any repurchase of shares may be deducted from the proceeds of such repurchase.

     SECTION 6.6. REDEMPTION OF SHAREHOLDER'S INTEREST. The Trustees, in their sole discretion, may cause the Trust to redeem all of the shares of one or more Series or Class thereof held by any Shareholder if the value of such Shares held by such Shareholder is less than the minimum amount established from time to time by the Trustees.

     SECTION 6.7. REDEMPTION OF SHARES IN ORDER TO QUALIFY AS REGULATED INVESTMENT COMPANY; DISCLOSURE OF HOLDING. (a) If the Trustees shall, at any time and in good faith, be of the opinion that direct or indirect ownership of Shares or other securities of the Trust has or may become concentrated in any Person to an extent which would disqualify the Trust or any Series of the Trust as a regulated investment company under the Internal Revenue Code of 1986, then the Trustees shall have the power by lot or other means deemed equitable by them
(i) to call for redemption by any such Person a number, or principal amount, of Shares or other securities of the Trust or any Series of the Trust sufficient to maintain or bring the direct or indirect ownership of Shares or other securities of the Trust or any Series of the Trust into conformity with the requirements for such qualification and (ii) to refuse to transfer or issue Shares or other securities of the Trust or any Series of the Trust to any Person whose acquisition of the Shares or other securities of the Trust or any Series of the Trust in question would result in such disqualification. the redemption shall be effected in the manner provided in Section 6.1 and at the redemption price referred to in Section 6.2.

     (b) The holders of Shares or other securities of the Trust shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of shares or other securities of the Trust as the Trustees deem necessary to comply with the provisions of the Internal Revenue Code of 1986, or to comply with the requirements of any other taxing authority.

     SECTION 6.8. REDUCTION IN NUMBER OF OUTSTANDING SHARES PURSUANT TO NET ASSET VALUE FORMULA. The Trust may also reduce the number of outstanding Shares of the Trust or of any Series or class thereof pursuant to the provisions of
Section 7.3.

     SECTION 6.9. SUSPENSION OF RIGHT OF REDEMPTION. The Trust may declare a suspension of the right of redemption or postpone the date of payment or redemption for the whole or any part of any period (i) during which the New York Stock Exchange is closed other than customary weekend and holiday closings, (ii) during which trading on the New York Stock Exchange is restricted, (iii) during which an emergency exists as a result of which disposal by the Trust of a Fund of securities owned by it is not reasonably practicably or it is not reasonable practicable for the Trust or a Fund fairly to determine the value of its net assets, of (iv) as the Commission may by order permit for the protection of security holders of the Trust. Such suspension shall take effect at such time as the Trust shall specify but not later than the close of business on the business day next following the declaration of suspension, and thereafter there shall be no right of redemption or payment on redemption until the Trust shall declare the suspension at an end, except that the suspension shall terminate in any event on the first day on which said stock exchange shall have reopened or the period specified in (ii) or (iii) shall have expired (as to which in the absence of an official ruling by the Commission, the determination of the Trust shall be conclusive). In the case of a suspension of the right of redemption, a Shareholder may either withdraw his application or request for redemption or receive payment based on the net asset value existing after the termination of the suspension.

                                   ARTICLE VII

         DETERMINATION OF NET ASSET VALUE, NET INCOME AND DISTRIBUTIONS

     SECTION 7.1. NET ASSET VALUE. The net asset value of each outstanding Share of the Trust or of each Series or Class thereof shall be determined on such days and at or as of such time or times as the Trustees may determine. Any reference in this Declaration to the time at which a determination of net asset value is made shall mean the time as of which the determination is made. The power and duty to determine net asset value may be delegated by the Trustees from time to time to the Investment Adviser, the Administrator, the Custodian, the Transfer Agent or such other Person or Persons as the Trustees may determine. The value of the assets of the Trust or any Series thereof shall be determined in a manner authorized by the Trustees. From the total value of said assets, there shall be deducted all indebtedness, interest, taxes, payable or accrued, including estimated taxes on unrealized book profits, expenses and management charges accrued to the appraisal date, amounts determined and declared as a dividend or distribution and all other items in the nature of liabilities which shall be deemed appropriate by the Trustees, as incurred by or allocated to the Trust or any series or Class thereof. The resulting amount, which shall represent the total net assets of the Trust or Series or Class thereof, shall be divided by the number of Shares of the Trust or series or Class thereof outstanding at the time and the quotient so obtained shall be deemed to be the net asset value of the Shares of the Trust or Series or Class thereof. The Trust may declare a suspension of the determination of net asset value to the extent permitted by the 1940 Act. It shall not be a violation of any provision of this Declaration if Shares are sold, redeemed or repurchased by the Trust at a price other than one based on net asset value if the net asset value is affected by one or more errors inadvertently made in the pricing of portfolio securities or other investments or in accruing or allocation income, expenses, reserves or liabilities. No provision of this Declaration shall be construed to restrict or affect the right or ability of the Trust to employ or authorize the use of pricing services, appraisers or any other means, methods, procedures, or techniques in valuing the assets or calculating the liabilities of the Trust or any Series or Class thereof.

     SECTION 7.2. DIVIDENDS AND DISTRIBUTIONS. (a) The Trustees may from time to time distribute ratably among the Shareholders of the Trust or of a Series or Class thereof such proportion of the net earnings or profits, surplus (including paid-in surplus), capital (including paid-in capital), or assets of the Trust or such Series held by the Trustees as they may deem appropriate or desirable. Such distributions may be made in cash, additional Shares or property (including without limitation any type of obligations of the Trust of Series or Class thereof additional Shares of the Trust or Series or Class thereof issuable hereunder in such manner, at such times, and on such terms as the Trustees may deem appropriate or desirable. Such distributions may be among the Shareholders of the Trust or Series or Class thereof at the time of declaring a distribution or among the Shareholders of the Trust or Series or Class thereof at such other date or time or dates or times as the Trustees shall determine. The Trustees may in their discretion determine that, solely for the purposes of such distributions, Outstanding Shares shall exclude Shares for which orders have been placed subsequent to a specified time. The Trustees may always retain from the earnings or profits such amounts as they may deem appropriate or desirable to pay the expenses and liabilities of the Trust or a Series or Class thereof or to meet obligations of the Trust or a Series or Class thereof, together with such amounts as they may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business or operations of the Trust or such Series. The Trust may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans or other distribution plans as the Trustees may deem appropriate or desirable. The Trustees may in their discretion determine that an account administration fee or other similar charge may be deducted directly from the income and other distributions paid on Shares to a Shareholder's account in any Series or Class.

     (b) The Trustees may prescribe, in their absolute discretion, such bases and times for determining the amounts for the declaration and payment of dividends and distributions as they may deem necessary, appropriate or desirable.

     (c) Inasmuch as the computation of net income and gains for federal income tax purposes may vary from the computation thereof on the books of account, the above provisions shall be interpreted to give the Trustees full power and authority in their absolute discretion to distribute for any fiscal year as dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Trust or a Series thereof to avoid or reduce liability.

     SECTION 7.3. CONSTANT NET ASSET VALUE; REDUCTION OF OUTSTANDING SHARES. The Trustees may determine to maintain the net asset value per Share of any Series or Class at a designated constant amount and in connection therewith may adopt procedures not inconsistent with the 1940 Act for the continuing declarations of income attributable to that Series or Class as dividends payable in additional Shares of that Series or Class or in cash or in any combination thereof and for the handling of any losses attributable to that Series or Class. Such procedures may provide that, if, for any reason, the income of any such Series or Class determined at any time is a negative amount, the Trust may with respect to such Series or Class (i) offset each Shareholder's pro rata share of such negative amount from the accrued dividend account of such Shareholder, or (ii) reduce the number of Outstanding Shares of such Series or Class by reducing the number of Shares in the account of such Shareholder by that number of full and fractional Shares which represents the amount of such excess negative income, or (iii) cause to be recorded on the books of the Trust an asset account in the amount of such negative income, which account may be reduced by the amount, provided that the same shall thereupon become the property of the Trust with respect to such Series or Class and shall not be paid to any Share holder, of dividends declared thereafter upon the Outstanding Shares of such Series or Class on the day such negative income is experienced, until such asset account is reduced to zero, or
(iv) combine the methods described in clauses (i), (ii) and (iii) of this sentence, in order to cause the net asset value per Share of such Series or Class to remain at a constant amount per Outstanding Share immediately after such determination and declaration. The Trust may also fail to declare a dividend out of income for the purpose of causing the net asset value of any such Share to be increased. The Trustees shall have full discretion to determine whether any cash or property received shall be treated as income or as principal and whether any item expense shall be charged to the income or the principal account, and their determination made in good faith shall be conclusive upon all Shareholders. In the case of stock dividends or similar distributions received, the Trustees shall have full discretion to determine, in the light of the particular circumstances, how much if any of the value thereof shall be treated as income, the balance, if any, to be treated as principal.

     SECTION 7.4. POWER TO MODIFY FOREGOING PROCEDURES. Notwithstanding any provision contained in this Declaration, the Trustees may prescribe, in their absolute discretion, such other means, methods, procedures or techniques for determining the per Share net asset value of a Series or Class thereof or the income of the Series or Class thereof, or for the declaration and payment of dividends and distributions on any Series or Class of Shares.

                                  ARTICLE VIII

                       DURATION; TERMINATION OF TRUST OR A

                      SERIES OR CLASS; MERGERS; AMENDMENTS

     SECTION 8.1. DURATION. The Trust shall continue without limitation of time but subject to the provisions of this Article VIII. The death, declination, resignation, retirement, removal or incapacity of the Trustees, or any one of them, shall not operate to terminate or annul the Trust or to revoke any existing agency or delegation of authority pursuant to the terms of this Declaration or of the By-Laws.

     SECTION 8.2. TERMINATION OF THE TRUST OR A SERIES OR A CLASS. (a) The Trust or any Series or Class thereof may be terminated by: (1) the affirmative vote of the holders of not less than two-thirds of the Shares outstanding and entitled to vote at any meeting of Shareholders of the Trust or the appropriate Series or Class thereof, or by an instrument or instruments in writing without a meeting, consented to by the holders of two-thirds of the Shares of the Trust or a Series or Class thereof, provided, however, that, if such termination is recommended by the Trustees, the vote of a majority of the outstanding voting securities of the Trust or a Series or Class thereof entitled to vote thereon shall be sufficient authorization; or (2) by means of an instrument in writing signed by a majority of the Trustees, to be followed by a written notice to Shareholders stating that a majority of the Trustees as determined that the continuation of the Trust or a Series or a Class thereof is not in the best interest of the Trust, such Series or Class or of their respective Shareholders. Such determination may (but need not) be based on factors or events adversely affecting the ability of the Trust, such Series or Class to conduct its business and operations in an economically viable manner. Such factors and events may include (but are not limited to) the inability of a Series or Class or the Trust to maintain its assets at an appropriate size, changes in laws or regulations governing the Series or Class or the Trust or affecting assets of the type in which such Series or Class or the Trust invest, or political, social, legal or economic developments or trends having an adverse impact on the business or operations of such Series or Class or the Trust invests, or political, social, legal or economic developments or trends having an adverse impact on the business or operations of such Series or Class or the Trust. Upon the termination of the Trust or the Series or Class,

     (i) The Trust, Series or Class shall carry on no business except for the purpose of winding up its affairs.

     (ii) The Trustees shall proceed to wind up the affairs of the Trust, Series or Class and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust, Series or Class shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, Series or Class, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property or assets allocated or belonging to such Series or Class to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business.

     (iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property or the remaining property of the terminated Series or Class, in cash or in kind or in any combination thereof, among the Shareholders of the Trust or the Series or Class according to their respective rights.

     (b) After termination of the Trust, Series or Class and distribution to the Shareholders as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust and file with the Massachusetts Secretary of State an instrument in writing setting forth the fact of such termination, and Trustees shall thereupon be discharged from all further liabilities and duties with respect to the Trust or the terminated Series or Class, and rights and interests of all Shareholders of the Trust or the terminated Series or Class.

     SECTION 8.3. MERGER, CONSOLIDATION OR SALE OF ASSETS OF A SERIES. A particular Series may merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of its property, including its good will, upon such terms and conditions and for such consideration when and as authorized by the Trustees and without any authorization, vote or consent of the Shareholders; and any such merger, consolidation, sale, lease or exchange shall be deemed for all purposes to have been accomplished under and pursuant to the statutes of the Commonwealth of Massachusetts. The Trustees may also at any time sell and convert into money all the assets of a particular Series. Upon making provision for the payment of all outstanding obligations, taxes, and other liabilities, accrued or contingent, of the particular Series, the Trustees shall distribute the remaining assets of such Series among the Shareholders of such Series according to their respective rights. Upon completion of the distribution of the remaining proceeds or the remaining assets, the Series shall terminate and the Trustees shall take the action provided in Section 8.2(b) hereof and they shall thereupon be discharged from all further liabilities and duties with respect to such Series, and the rights and interests of all Shareholders of the terminated Series shall thereupon cease.

     SECTION 8.4. AMENDMENTS. The execution of an instrument setting forth the establishment and designation and the relative rights and preferences of any Series or Class of Shares (or amending, restating or rescinding any such prior instrument) in accordance with Section 5.5 hereof shall, without any authorization, consent or vote of the Shareholders, effect an amendment of this Declaration. Except as otherwise provided in this Section 8.4, if authorized by a majority of the Trustees and by vote of a majority of the outstanding voting securities of the Trust the financial interests of which are affected by the amendment and which are entitled to vote thereon (which securities shall, unless otherwise provided by the Trustees, vote together on such amendment as a single class), the Trustees may amend this Declaration by an instrument signed by a majority of the Trustees then in office. No Shareholder not so affected by any such amendment shall be entitled to vote thereon. The Trustees may (by such an instrument) also amend or otherwise supplement this Declaration of Trust, without any authorization, consent or vote of the Shareholders, to change the name of the Trust or any Fund or to make such other changes as do not have a materially adverse effect on the financial interests of Shareholders hereunder or if they deem it necessary or desirable to conform this Declaration to the requirements of applicable federal or state laws or regulations or the requirements of the Internal Revenue Code of 1986, but the Trustees shall not be liable for failing to do so. Any such amendment or supplemental Declaration of Trust shall be effective as provided in the instrument containing its terms or, if there is no provision therein with respect to effectiveness, upon the signing of such instrument by a majority of the Trustees then in office. Copies of any amendment or of any supplemental Declaration of Trust shall be filed as specified in Section 10.2 hereof. Nothing contained in this Declaration shall permit the amendment of this Declaration to impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Trust or to permit assessments upon Shareholders.

     Notwithstanding any other provision hereof, until such time as Shares are issued and sold, this Declaration may be terminated or amended in any respect by an instrument signed by a majority of the Trustees then in office.

                                   ARTICLE IX

                                  MISCELLANEOUS

     SECTION 9.1. USE OF THE WORDS "EATON VANCE". Eaton Vance Corp. (hereinafter referred to as "EVC"), which owns (either directly or through subsidiaries) all of the capital shares of the Investment Adviser of the Trust and the Funds (or of the investment adviser or each of the investment companies referred to in the last paragraph of Section 2.3), has consented to the use by the Trust and the Funds of the identifying words "Eaton Vance" in the name of the Trust and in the name of each Fund. Such consent is conditioned upon the continued employment of EVC or a subsidiary or affiliate of EVC as Investment Adviser of the Trust and of each such Fund or as the investment adviser of each of the investment companies referred to in the last paragraph of Section 2.3. As between the Trust and itself, EVC shall control the use of the name of the Trust and the name of any Fund insofar as such name contains the identifying words "Eaton Vance". EVC may from time to time use the identifying words "Eaton Vance' in other connections and for other purposes, including, without limitation, in the names of other investment companies, trusts corporations or businesses which it may manage, advise, sponsor or own or in which it may have a financial interest. EVC may require the Trust to cease using the identifying words "Eaton Vance" in the name of the Trust or any Fund if EVC or a subsidiary or affiliate of EVC ceases to act as Investment Adviser of the Trust or such Fund or as the investment adviser of each of the investment companies referred to in the last paragraph of
Section 2.3.

     SECTION 9.2. FILING OF COPIES, REFERENCES, HEADINGS AND COUNTERPARTS. The original or a copy of this instrument, of any amendment hereto and of each declaration of trust supplemental hereto, shall be kept at the office of the Trust. A copy of this instrument, of any amendment hereto, and of each supplemental declaration of trust shall be filed with the Massachusetts Secretary of State and with any other governmental office where such filing may from time to time be required. Anyone dealing with the Trust may rely on a certificate by a Trustee or an officer of the Trust as to whether or not any such amendments or supplemental declarations of trust have been made and as to any matters in connection with the Trust hereunder, and with the same effect as if it were the original, may rely on a copy certified by a Trustee or an officer of the Trust to be a copy of this instrument or of any such amendment hereto or supplemental declaration of trust.

     In this instrument or in any such amendment or supplemental declaration of trust, references to this instrument, and all expressions such as "herein", "hereof", and "hereunder", shall be deemed to refer to this instrument as amended or affected by any such supplemental declaration of trust. Headings are placed herein for convenience of reference only and in case of any conflict, the text of this instrument, rather than the headings, shall control. This instrument may be executed in any number of counterparts each of which shall be deemed an original, but such counterparts shall constitute one instrument. A restated Declaration, integrating into a single instrument all of the provisions of the Declaration which are then in effect and operative, may be executed from time to time by a majority of the Trustees then in office and filed with the Massachusetts Secretary of State. A restated Declaration shall, upon execution, be conclusive evidence of all amendments and supplemental declarations contained therein and may hereafter be referred to in lieu of the original Declaration and the various amendments and supplements thereto.

     SECTION 9.3. APPLICABLE LAW. The Trust set forth in this instrument is made in the Commonwealth of Massachusetts, and it is created under and is to be governed by and construed and administered according to the laws of said Commonwealth. The Trust shall be of the type commonly called a Massachusetts business trust, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.

     SECTION 9.4. PROVISIONS IN CONFLICT WITH LAW OR REGULATIONS. (a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of legal counsel, that any of such provisions is in conflict with the 1940 Act, the Internal Revenue Code of 1986 or with other applicable laws and regulations, the conflicting provision shall be construed in such manner consistent with such law as may most closely reflect the intention of the offending provision; provided, however, that such determination shall not affect an of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination

     (b) If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provisions in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

     IN WITNESS WHEREOF, the undersigned, being a majority of the Trustees of the Trust, have executed this instrument this 14th day of August, 2000.


/s/ Jessia M. Bibliowicz                /s/ Norton H. Reamer
--------------------------------        ------------------------------
Jessica M. Bibliowicz                   Norton H. Reamer

/s/ Donald R. Dwight                    /s/ Lynn A. Stout
--------------------------------        ------------------------------
Donald R. Dwight                        Lynn A. Stout

/s/ James B. Hawkes                     /s/ Jack L. Treynor
--------------------------------        ------------------------------
James B. Hawkes                         Jack L. Treynor

/s/ Samuel L. Hayes, III
--------------------------------
Samuel L. Hayes, III

                        THE COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss.                                               Boston, Massachusetts

     Then personally appeared the above named Jessica M. Bibiliowicz, Donald R. Dwight, James B. Hawkes, Samuel L. Hayes, III, Norton H. Reamer, Lynn A. Stout and Jack L. Treynor, each of whom acknowledged the foregoing instrument to be his free act and deed.

                                Before me,



                                --------------------------------------------


                                My commission expire
                                                        --------------------

     The names and addresses of all the Trustees of the Trust are as follows:

Jessica M. Bibliowicz                   Norton H. Reamer
8 Langeloh Court                        70 Circuit Road
Rye, NY  10580                          Chestnut Hill, MA  02467

Donald R. Dwight                        Lynn A. Stout
16 Clover Mill Lane                     3438 N. Abingdon Street
Lyme, NH  03768                         Arlington, VA  22207

James B. Hawkes                         Jack L. Treynor
11 Quincy Park                          504 Via Almar
Beverly, MA  01915                      Palos Verdes Estates, CA  90274

Samuel L. Hayes, III
345 Nahatan Street
Westwood, MA  02090

                                Trust Address:
                                The Eaton Vance Building
                                255 State Street
                                Boston, MA  02109